UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2012

AGR Tools, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52043	98-0480810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Lido Circle, Suite C-1
Lakeway, TX 78724
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  936-539-5744

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Sale of Stock by Beneficial Holders

G.M. Rock Rutherford, John Kuykendall, and Todd Rutherford (the “Sellers”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Ular Invest & Finance, Inc., Derry Partners, Ltd., OTUS Invest & Finance, Inc., Ilhan Mansiz, Volkan Yaman, Nejmittin Cinar, Hidayet Alkevli, Beklan Coskun, and Max Tobler (the “Purchasers”) for the sale of shares of common stock of AGR Tools, Inc. (the “Company” or “AGRT”).  Pursuant to the Stock Purchase Agreement, the Sellers sold an aggregate of Forty Million Two Hundred Sixty-Seven Thousand Three Hundred Ninety (40,267,390) shares of the Company’s restricted common stock to the Purchasers in consideration for Nine Hundred Dollars ($900.00), each Purchaser’s payment amount coming from their personal funds or working capital funds at a purchase price of $0.00002235059 per share. The Stock Purchase Agreement contains customary representations and warranties by both the Sellers and the Purchasers. The sale of the shares was initiated on December 16, 2011 but such sale was not final until January 30, 2012. Upon consummation of the transaction contemplated by the Stock Purchase Agreement, the Sellers will issue to the Purchasers Forty Million Two Hundred Sixty-Seven Thousand Three Hundred Ninety (40,267,390) shares of common stock. The number of shares sold by each Seller and distributed to each Purchaser is as follows:

Share Ownership before Sale and Purchase:		Share Ownership after Sale and Purchase:
Rock Rutherford:	27,458,950	Ular Invest & Finance, Inc.	4,474,155
John Kuykendall	8,808,440	Derry Partners, Ltd	4,474,155
Todd Rutherford	4,000,000	OTUS Invest & Finance, Inc.	4,474,155
Total	40,267,390	Ilhan Mansiz	4,474,155
		Volkan Yaman	4,474,154
		Nejmittin Cinar	4,474,154
		Hidayet Alkevli	4,474,154
		Beklan Coskun	4,474,154
		Max Tobler	4,474,154
		Total	40,267,390

The total shares of common stock sold pursuant to the Stock Purchase Agreement represents approximately 43.85% of the outstanding shares of common stock of the Company as of the date of this disclosure.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;Appointment ofCertain Officers;

Effective January 30, 2012 John Kuykendall resigned from the Board of Directors and his positions of Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer. A copy of John Kuykendall’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein by reference. Effective January 30, 2012 Todd Rutherford resigned from the Board of Directors and his position as Vice President of Information Technology. A copy of Todd Rutherford’s resignation letter is attached hereto as Exhibit 17.2 and incorporated herein by reference. Effective January 30, 2012 G.M. Rock Rutherford resigned from the Board of Directors and his position as the Chief Executive Officer and President. A copy of G.M. Rock Rutherford’s resignation letter is attached hereto as Exhibit 17.3 and incorporated herein by reference. These resignations were voluntary and did not involve a disagreement with the Company on any matters relating the Company’s operations, policies or practice.

Concurrently with the resignations of the officers and board members, the outgoing Board of Directors appointed Vern O.C. Wilson to the Board of Directors pursuant to NRS §78.130. Mr. Wilson is the sole director and will also serve as the Chief Executive Officer, President, Secretary, and Treasurer of the Company. Mr. Wilson has a strong background in petroleum engineering practices ranging from drilling optimization through mathematical modeling of reservoirs. He has over 30 years experience that includes drilling, completion, production facility design and reservoir engineering. He also has significant supervisory, management and financial management experience. Mr. Wilson designed and built the first commercial skid mounted complete packaged waterflood unit, created Global Energy, Inc., and devised the first conceptual design of the first natural gas liquids plant in Nigeria.

Mr. Wilson was most recently employed as the President of Qeteras PLC where he was charged with the planning and budgeting preparation and approval for technical and operational activities and defining conceptual and technical scopes of company projects both existing and predicted. He also provided advice and input to the Board of Directors to ensure the company’s policies, procedures and programs related to its business were compatible with all aspects of the company’s operations. Mr. Wilson was also involved with the financial planning and financial accounting. Prior to this, Mr. Wilson was the President Texas M.O.R. where he managed all the technical, accounting, administrative and regulatory functions for the company that operated approximately 500 oil wells in Central and East Texas and Louisiana. He created and presented technical applications for various operations requiring monitoring by the Texas Railroad Commission, the agency responsible for Oil and Gas Operations in Texas. He supervised the drilling programs, trained the oil and gas personnel including field supervisors, field roustabout and engineers and created a comprehensive Safety and Environmental Program for the staff. Mr. Wilson also provided technical supervision for the design, purchase, installation and operation of an Enhanced Oil Recovery Polymer System in a 4,000-acre oil field in Central Texas that included the design, construction and operation of a polymer monitoring lab. He has also taught as an Adjunct Professor at Navarro College, created and presents Texas Professional Engineers classes for Professional Engineering Continuing Education requirements and created and presents technical studies to technical forums around the country. Mr. Wilson is a Registered Professional Engineer in the State of Texas and a member of the Council for the Regulation of Engineering in Nigeria. He has a Bachelor of Science in Petroleum Engineering from Oklahoma University, and has advanced training in Business Management, Geology, Reservoir, Gas, Gas Treatment, Gas Compression, Production, Waterflood, Drilling, Equipment Engineering and has completed 120 hours in Potable Water Processing and Treating with Texas A&M and University of California.

The terms of any potential compensatory plan including any salary, stock, options, or grants will be disclosed when such agreement between the Company and Mr. Wilson is reached.

Item 9.01 Financial Statements and Exhibits

17.1                      Resignation of John Kuykendall

17.2                      Resignation of Todd Rutherford

17.3                      Resignation of G.M. Rock Rutherford

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2012	AGR TOOLS, Inc. By: /s/: Vern Wilson
Name: Vern Wilson Title: Chief Executive Officer, Secretary, Treasurer